Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS RESULTS

FOR SECOND QUARTER 2018

Columbus, Ohio, August 2, 2018. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE:IBP), an industry-leading installer of insulation and complementary building products, announced today results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•	Net revenue increased 17.9% to a record $332.6 million

•	Net income increased 36.3% to a record $16.3 million

•	Adjusted EBITDA* increased 16.2% to a record $45.6 million

•	Net income per diluted share increased 36.8% to $0.52

•	Adjusted net income per diluted share* increased 32.2% to $0.78

•	In June 2018, successfully increased the size of its existing Term Loan B facility as well as its revolving credit facility and extended the maturity date for each by approximately one year.

•	In April 2018, acquired H2H Blinds, LLC, an installer of blinds and shutters primarily for the residential construction market in Georgia and North Carolina with annual sales of approximately $7.5 million

•	In May 2018, acquired Green Star Plus Insulation, an insulation installer located in Southern Indiana with approximately $2.3 million in sales.

•	In May 2018, acquired Advanced Insulation, a spray foam and fiberglass installer located in St Augustine, Florida with approximately $1.3 million in sales.

“Record revenues and an improving pricing environment helped IBP produce record adjusted EBITDA* for the 2018 second quarter,” stated Jeff Edwards, Chairman and Chief Executive Officer. “We continue to successfully negotiate better pricing with our customers and experienced strong price momentum during the quarter. Based on current and improving market conditions, we believe pricing will continue to improve throughout the remainder of the year, which will benefit margins and incremental earnings. In addition, IBP produced strong operating leverage during the quarter with selling and administrative expenses as a percent of revenues at the lowest level we’ve reported since the Company went public in 2014.

“We remain committed to our acquisition growth strategy and believe we have developed a strong, unique, and experienced platform. Since our IPO in 2014, we have acquired a diverse group of installation businesses, representing more than 40 companies and approximately $425 million of annual revenues at the time of acquisition. IBP’s pipeline remains strong as we continue to pursue accretive acquisitions that expand our geographic presence and diversify our product and end market mix. We continue to expect 2018 will be another year of record sales and earnings.”

Second Quarter 2018 Results Overview

For the second quarter of 2018, net revenue was $332.6 million, an increase of 17.9% from $282.2 million in the second quarter of 2017. On a same branch basis, net revenue improved 11.3% from the prior year quarter. Residential same branch sales growth was 12.1% in the quarter, with more than half of the increase attributable to growth in the number of completed jobs and the remainder through price gains and more favorable customer and product mix. Same branch single-family sales grew 14.5% during the second quarter, outpacing the growth in U.S. single-family housing completions of 6.5%, while our large commercial construction end market had organic growth of 4.1%.

Gross profit improved 12.6% to $95.6 million from $84.9 million in the prior year quarter. Adjusted gross profit* as a percent of total revenue was 28.9% which adjusts for the Company’s share-based compensation expense, financial wellness program and branch start-up costs, compared to 30.1% for the same period last year.

Selling and administrative expense, as a percentage of net revenue, was 18.3% compared to 19.6% in the prior year quarter. Adjusted selling and administrative expense*, as a percentage of net revenue, improved 100 basis points to 17.6% from 18.6%. Higher net revenue in the 2018 second quarter more than offset the higher costs needed to support the Company’s growth.

Net income was $16.3 million, or $0.52 per diluted share, compared to $12.0 million, or $0.38 per diluted share in the prior year quarter. Adjusted net income* was $24.6 million, or $0.78 per diluted share, compared to $18.7 million, or $0.59 per diluted share in the prior year quarter. Adjusted net income adjusts for the impact of non-core items in both periods and includes an addback for non-cash amortization expense related to acquisitions.

Adjusted EBITDA* was $45.6 million, a 16.2% increase from $39.2 million in the prior year quarter, largely due to higher sales and improved selling and administrative leverage. Adjusted EBITDA, as a percentage of net revenue, was 13.7%, compared to 13.9% in the prior year quarter.

Conference Call and Webcast

The Company will host a conference call and webcast on Thursday, August 2, 2018 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 855-327-6837 (domestic) or 631-891-4304 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through September 2, 2018, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 10005279.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest insulation installers for the residential new construction market and is also a diversified installer of complementary building products, including waterproofing, fire-stopping and fireproofing, garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market, our financial and business model, our ability to increase selling prices, the demand for our services and product offerings, expansion of our national footprint and diversification, our ability to capitalize on the new home and commercial construction recovery, our ability to strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in 2018. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net revenue	$332,584	$282,196	$634,312	$537,865
Cost of sales	236,941	197,268	458,693	380,765

Gross profit	95,643	84,928	175,619	157,100
Operating expenses
Selling	16,020	13,650	31,866	27,676
Administrative	44,971	41,761	89,174	81,022
Amortization	7,322	6,550	14,450	12,966

Operating income	27,330	22,967	40,129	35,436
Other expense
Interest expense, net	5,691	4,865	9,731	7,035
Other	163	131	285	283

Income before income taxes	21,476	17,971	30,113	28,118
Income tax provision	5,161	5,998	7,404	9,781

Net income	$16,315	$11,973	$22,709	$18,337

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on cash flow hedge, net of tax (provision) benefit of ($159) and $50 for the three months ended June 30, 2018 and 2017, respectively, and ($545) and $50 for the six months ended June 30, 2018 and 2017, respectively	475	(77)	1,635	(77)

Comprehensive income	$16,790	$11,896	$24,344	$18,260

Basic and diluted net income per share	$0.52	$0.38	$0.72	$0.58

Weighted average shares outstanding:
Basic	31,345,390	31,646,460	31,447,067	31,618,624
Diluted	31,452,583	31,709,554	31,612,581	31,698,460

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share amounts)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$139,746	$62,510
Investments	20,312	30,053
Accounts receivable (less allowance for doubtful accounts of $4,711 and $4,805 at June 30, 2018 and December 31, 2017, respectively)	202,150	180,725
Inventories	48,574	48,346
Other current assets	40,838	33,308

Total current assets	451,620	354,942
Property and equipment, net	85,048	81,075
Non-current assets
Goodwill	163,023	155,466
Intangibles, net	134,233	137,991
Other non-current assets	11,246	9,272

Total non-current assets	308,502	302,729

Total assets	$845,170	$738,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$20,083	$16,650
Current maturities of capital lease obligations	5,143	5,666
Accounts payable	87,299	87,425
Accrued compensation	22,117	25,399
Other current liabilities	26,802	24,666

Total current liabilities	161,444	159,806
Long-term debt	433,324	330,927
Capital lease obligations, less current maturities	4,752	6,479
Deferred income taxes	7,667	6,444
Other long-term liabilities	22,920	24,562

Total liabilities	630,107	528,218
Commitments and contingencies
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Common Stock; $0.01 par value: 100,000,000 authorized, 32,723,972 and 32,524,934 issued and 31,606,349 and 31,862,146 shares outstanding at June 30, 2018 and December 31, 2017, respectively	327	325
Additional paid in capital	178,266	174,043
Retained earnings	73,919	48,434
Treasury Stock; at cost: 1,117,623 and 662,788 shares at June 30, 2018 and December 31, 2017, respectively	(39,703)	(12,781)
Accumulated other comprehensive income	2,254	507

Total stockholders’ equity	215,063	210,528

Total liabilities and stockholders’ equity	$845,170	$738,746

INSTALLED BUILDING PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six months ended June 30,
	2018	2017
Cash flows from operating activities
Net income	$22,709	$18,337
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	16,231	13,482
Amortization of intangibles	14,450	12,966
Amortization of deferred financing costs and debt discount	601	424
Provision for doubtful accounts	1,108	1,807
Write-off of debt issuance costs	1,114	1,201
Gain on sale of property and equipment	(227)	(190)
Noncash stock compensation	4,196	2,570
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(20,192)	(17,421)
Inventories	(3,995)	342
Other assets	(3,739)	(1,263)
Accounts payable	304	(2,043)
Income taxes payable/receivable	5,187	(4,102)
Other liabilities	(4,622)	2,316

Net cash provided by operating activities	33,125	28,426

Cash flows from investing activities
Purchases of investments	(17,782)	(25,328)
Maturities of short term investments	27,500	—
Purchases of property and equipment	(18,478)	(14,681)
Acquisitions of businesses, net of cash acquired of $0 and $247, respectively	(18,626)	(116,883)
Proceeds from sale of property and equipment	557	451
Other	(1,540)	(1,532)

Net cash used in investing activities	(28,369)	(157,973)

Cash flows from financing activities
Proceeds from term loan under credit agreement applicable to respective period	100,000	300,000
Payments on term loan under credit agreement applicable to respective period	(750)	(96,250)
Proceeds from delayed draw term loan under credit agreement applicable to respective period	—	112,500
Payments on delayed draw term loan under credit agreement applicable to respective period	—	(125,000)
Proceeds from vehicle and equipment notes payable	14,271	9,317
Debt issuance costs	(1,933)	(7,940)
Principal payments on long-term debt	(6,863)	(4,915)
Principal payments on capital lease obligations	(3,028)	(3,738)
Acquisition-related obligations	(2,295)	(1,669)
Repurchase of common stock	(24,640)	—
Surrender of common stock awards by employees	(2,282)	(550)

Net cash provided by financing activities	72,480	181,755

Net change in cash and cash equivalents	77,236	52,208
Cash and cash equivalents at beginning of period	62,510	14,482

Cash and cash equivalents at end of period	$139,746	$66,690

Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$8,349	$5,634
Income taxes, net of refunds	1,906	13,401
Supplemental disclosure of noncash investing and financing activities
Common stock issued for acquisition of business	—	10,859
Vehicles capitalized under capital leases and related lease obligations	814	2,519
Seller obligations in connection with acquisition of businesses	3,801	3,025
Unpaid purchases of property and equipment included in accounts payable	1,027	658

Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.

We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED NET INCOME CALCULATIONS

(unaudited, in thousands, except share and per share amounts)

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Net income, as reported	$16,315	$11,973	$22,709	$18,337
Adjustments for adjusted net income:
Writeoff of capitalized loan costs	1,114	1,201	1,114	1,201
Share based compensation expense	1,955	2,091	4,196	2,570
Acquisition related expenses	684	794	1,200	1,347
Financial Wellness Program [1]	—	—	604	—
Branch start-up costs [2]	185	—	463	—
Amortization expense [3]	7,322	6,550	14,450	12,966
Tax impact of adjusted items at normalized tax rate [4]	(2,928)	(3,935)	(5,727)	(6,691)

Adjusted net income	$24,647	$18,674	$39,009	$29,730

Weighted average shares outstanding (diluted)	31,452,583	31,709,554	31,612,581	31,698,460
Diluted net income per share, as reported	$0.52	$0.38	$0.72	$0.58
Adjustments for adjusted net income, net of tax impact, per diluted share [5]	0.26	0.21	0.51	0.36

Diluted adjusted net income per share	$0.78	$0.59	$1.23	$0.94

[1]	Employer match upon completion of the program, net of waived bonuses
[2]	Addback of costs related to organic branch expansion for Alpha locations
[3]	Addback of all non-cash amortization resulting from business combinations
[4]	Estimated tax rate of 26.0% applied to 2018 period, normalized rate of 37.0% applied to 2017 period
[5]	Includes adjustments related to the items noted above, net of tax

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED GROSS PROFIT CALCULATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Gross profit	$95,643	$84,928	$175,619	$157,100
Share based compensation expense	180	—	655	—
Financial Wellness Program [1]	—	—	711	—
Branch start-up costs	185	—	463	—

Adjusted gross profit	$96,008	$84,928	$177,448	$157,100

Adjusted gross profit - % Total Revenue	28.9%	30.1%	28.0%	29.2%

[1]	Employer match upon completion of the program, partially offset by waived executive bonuses (see below Adjusted Selling & Administrative)

INSTALLED BUILDING PRODUCTS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Selling expense	$16,020	$13,650	$31,866	$27,676
Administrative expense	44,971	41,761	89,174	81,022

Selling and Administrative	$60,991	$55,411	$121,040	$108,698

Share based compensation expense	1,775	2,091	3,541	2,570
Acquisition related expenses	684	794	1,200	1,347
Financial Wellness Program [1]	—	—	(107)	—

Adjusted Selling and Administrative	$58,532	$52,526	$116,406	$104,781

Adj. Selling and Administrative—% Total Revenue	17.6%	18.6%	18.4%	19.5%

[1]	Employer match upon completion of the program, net of waived bonuses

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

ADJUSTED EBITDA CALCULATIONS

(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Adjusted EBITDA:
Net income (GAAP)	$16,315	$11,973	$22,709	$18,337
Interest expense	5,691	4,865	9,731	7,035
Provision for income taxes	5,161	5,998	7,404	9,781
Depreciation and amortization	15,576	13,481	30,682	26,448

EBITDA	42,743	36,317	70,526	61,601

Acquisition related expenses	684	794	1,200	1,347
Share based compensation expense	1,955	2,091	4,196	2,570
Financial Wellness Program	—	—	604	—
Branch start-up costs	185	—	463	—

Adjusted EBITDA	$45,567	$39,202	$76,989	$65,518

Adjusted EBITDA margin	13.7%	13.9%	12.1%	12.2%

INSTALLED BUILDING PRODUCTS, INC.

SUPPLEMENTARY TABLE

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Period-over-period Growth
Sales Growth	17.9%	33.2%	17.9%	33.3%
Same Branch Sales Growth	11.3%	11.6%	11.3%	10.2%
Single-Family Sales Growth	22.4%	19.4%	22.2%	17.0%
Single-Family Same Branch Sales Growth	14.5%	9.8%	13.6%	7.2%
Residential Sales Growth	18.9%	28.1%	19.1%	25.9%
Residential Same Branch Sales Growth	12.1%	14.2%	11.7%	11.2%
U.S. Housing Market[1]
Total Completions Growth	7.8%	14.2%	8.3%	12.4%
Single-Family Completions Growth	6.5%	9.1%	8.4%	9.9%
Same Branch Sales Growth [2]
Volume Growth	6.6%	8.7%	7.0%	6.8%
Price/Mix Growth	5.5%	2.8%	4.6%	3.4%
Alpha Sales Growth	4.1%	0.0%	8.6%	0.0%

[1]	U.S. Census Bureau data, as revised
[2]	Same branch volume and price/mix growth excludes Alpha sales growth

INSTALLED BUILDING PRODUCTS, INC.

INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS

(unaudited, in thousands)

	Three months ended June 30,				Six months ended June 30,
	2018	% Total	2017	% Total	2018	% Total	2017	% Total
Revenue Increase
Same Branch	$31,887	63.3%	$24,510	34.9%	$60,682	62.9%	$41,193	30.7%
Acquired	18,502	36.7%	45,774	65.1%	35,765	37.1%	93,062	69.3%

Total	$50,389	100.0%	$70,284	100.0%	$96,447	100.0%	$134,255	100.0%

		Adj EBITDA		Adj EBITDA		Adj EBITDA		Adj EBITDA
		Contribution		Contribution		Contribution		Contribution
Adjusted EBITDA
Same Branch	$3,977	12.5%	$6,202	25.3%	$7,611	12.5%	$6,398	15.5%
Acquired	2,388	12.9%	6,795	14.8%	3,857	10.8%	13,623	14.6%

Total	$6,365	12.6%	$12,997	18.5%	$11,468	11.9%	$20,021	14.9%

Source: Installed Building Products, Inc.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net